Filed Pursuant to Rule 424(b)(3)
Registration No. 333-216886

PROSPECTUS

12,033,148 Shares

Common Stock

This prospectus relates to the disposition from time to time of up to 12,033,148 shares of our common stock, which are held by the selling stockholders named in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.
The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 5 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.
Our common stock is listed on The NASDAQ Global Market under the symbol “ENPH.” On April 5, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $1.29.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties included herein under the heading “Risk Factors” on page 2 of this prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus and in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 6, 2017.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus (as supplemented and amended). We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information contained in this prospectus (and in any supplement or amendment to this prospectus) is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the common stock being offered.
This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference into this prospectus and may not contain all of the information that is important to you. You should read this prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the risks and uncertainties included herein under the heading “Risk Factors” beginning on page 2 in this prospectus and incorporated by reference from our most recent Annual Report on Form 10-K , before making an investment decision.

Company Overview
Enphase Energy, Inc. delivers simple, innovative and reliable energy management solutions that advance the worldwide potential of renewable energy. Our semiconductor-based microinverter system converts direct current (DC) electricity to alternating current (AC) electricity at the individual solar module level and brings a system-based, high technology approach to solar energy generation leveraging our design expertise across power electronics, semiconductors, networking, and cloud-based software technologies. Our technology is designed to increase energy production, simplify design and installation, improve system uptime and reliability, reduce fire risk, and provide a platform for intelligent energy management. Since inception, we have shipped over 13 million microinverters representing over 3 gigawatts of solar photovoltaic, or PV, generating capacity, and more than 580,000 Enphase residential and commercial systems have been deployed in over 100 countries.

Corporate Information
We were incorporated as PVI Solutions, Inc. in March 2006 in the State of Delaware and changed our name to Enphase Energy, Inc. in July 2007. Our principal corporate offices are located at 1420 N. McDowell Blvd., Petaluma, CA 94954, and our telephone number is (707) 774-7000. Our website is located at www.enphase.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus. Our website address is included in this document as an inactive textual reference only.

The Offering
The selling stockholders named in this prospectus may offer and sell up to 12,033,148 shares of our common stock.  Our common stock is currently listed on The NASDAQ Global Market under the symbol “ENPH.” Shares of common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to (i) the shares issued to the selling stockholders pursuant to the securities purchase agreement we entered into with the selling stockholders on January 9, 2017, and (ii) the common stock that may be issued upon exercise of warrants issued to the lenders party to the Amended and Restated Loan and Security Agreement dated February 10, 2017, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the securities purchase agreement and the holders of the warrants, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties discussed under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business operations.  Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein and any free writing prospectus we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus that we subsequently file with the SEC will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in or incorporated by reference into this prospectus regarding future operating or financial performance, business strategies, technology developments, financing and investment plans, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition, involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Some of the factors that we believe could affect our results include:

•	our ability to improve our liquidity, to continue as a going concern and to achieve profitability;

•	our ability to reduce product costs and operating expenses;

•	the future demand for solar energy solutions;

•	the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications;

•	our ability to achieve broader market acceptance of our microinverter systems;

•	our reliance on sole source and limited source suppliers for key components and products;

•	changes in the retail price of electricity derived from the utility grid or alternative energy sources;

•	our ability to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry;

•	our ability to compete effectively with existing and new competitors; and

•	the success of competing solar solutions that are or become available.
While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017, and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that we file after the date hereof and are incorporated by reference into this prospectus. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.  We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. We hereby qualify all of our forward-looking statements by these cautionary statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
USE OF PROCEEDS
The selling stockholders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus. We will receive no proceeds from sales of the common stock sold pursuant to this prospectus.

SELLING STOCKHOLDERS
Private Placement Shares

On January 9, 2017, we entered into a securities purchase agreement with certain of the selling stockholders pursuant to which we issued and sold in a private placement an aggregate of 10,813,148 shares of common stock (the “Private Placement Shares”), for an aggregate purchase price of approximately $10.0 million. Pursuant to the securities purchase agreement, we agreed to file the registration statement of which this prospectus is a part to cover the resale of the shares issued to the selling stockholders, and to keep such registration statement effective until the date on which all of the 10,813,148 shares registered for resale under this registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act.
Warrant Shares
On February 10, 2017, we entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with the lenders party thereto (the “Lenders”), Cortland Capital Market Services LLC, as administrative agent, and Obsidian Agency Services, Inc., as collateral agent, which amended and restated that certain Loan and Security Agreement, dated as of July 8, 2016 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of December 27, 2016, the “Original Loan Agreement”), by and among Enphase, the lenders party thereto and Obsidian Agency Services, Inc., as administrative agent and collateral agent. The Loan Agreement provides for a $25.0 million secured term loan to Enphase (the “New Term Loan”), which is in addition to the $25.0 million secured term loan borrowed by Enphase under the Original Loan Agreement. In connection with the New Term Loan, Enphase issued to the Lenders warrants to purchase an aggregate 1,220,000 shares of our Common Stock at an exercise price of $1.05 per share (the “Warrant Shares”). The warrants have a term of seven years and contain a “cashless exercise” feature that allows the holder to exercise the warrant without a cash payment upon the terms set forth therein.
We are registering the resale of the Private Placement Shares issued pursuant to the securities purchase agreement and the Warrant Shares issuable upon exercise of the warrants to permit each of the selling stockholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling stockholders of up to the total number of shares of common stock issued to the selling stockholders pursuant to the securities purchase agreement and the Warrant Shares.  Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the Private Placement Shares and to the Warrant Shares, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the securities purchase agreement and the Lenders under the Loan Agreement and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.
The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders.
The following table sets forth the name of each selling stockholder, the number and percentage of our common stock beneficially owned by the selling stockholders as of March 1, 2017, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. In this regard, solely for purposes of the following table, we have assumed that the warrants will be exercisable for shares our common stock within 60 days of March 1, 2017.
All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned after the offering is based on 82,525,301 shares of common stock outstanding as of March 6, 2017. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned.

		After Offering
Name and Address	Number of Shares Offered(5)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(1)
Private Placement Shares
Thurman John Rodgers(2)	5,406,574	5,406,574	0%
Foris Ventures, LLC(3)	5,406,574	5,406,574	0%

Warrant Shares(4)
Tennenbaum Special Situations IX, LLC	611,885	611,885	0%
Tennenbaum Energy Opportunities Co, LLC	170,800	170,800	0%
Tennenbaum Special Situations IX-O, L.P.	152,221	152,221	0%
Tennenbaum Special Situations IX-C, L.P.	114,165	114,165	0%
Tennenbaum Special Situations IX-A, L.P.	122,129	122,129	0%
Tennenbaum Senior Loan Fund IV-B, LP	48,800	48,800	0%

(1)     Based on 85,525,301 shares of common stock outstanding as of March 6, 2017.
(2)    The shares reflected herein are held of record by Rodgers Massey Revocable Living Trust dtd 4/4/11. Mr. Rodgers has the sole power to vote or to direct the vote and the sole power to dispose or to direct the disposition of these shares.
(3)     Vallejo Ventures Trust (“VVT”), the member of Foris Ventures, LLC (“FV”), may be deemed to have sole power to vote these shares, and L. John Doerr (“John Doerr”) and Ann Doerr (“Ann Doerr”), the trustees of VVT, and Barbara Hager (“Barbara Hager”), the special trustee of VVT, may be deemed to have shared power to vote these shares.
(4)     Each of Tennenbaum Energy Opportunities Co, LLC, Tennenbaum Special Situations IX-O, L.P., Tennenbaum Special Situations IX-C, L.P., Tennenbaum Special Situations IX-A, L.P. and Tennenbaum Senior Loan Fund IV-B, LP are affiliates of Tennenbaum Capital Partners, LLC. The address for Tennenbaum Capital Partners, LLC is 2951 28th Street, Suite 1000, Santa Monica, California 90405.
(5)     The number of shares offered hereby, for each selling stockholder, consists solely of the Private Placement Shares issued pursuant to the securities purchase agreement and the Warrant Shares that may be issued upon exercise of the outstanding warrants.
Relationships with the Selling Stockholders
Positions or Offices with Enphase
Set forth below is information with respect to the positions or offices the selling stockholders or their affiliates or associates have or have had with us during the past three years:

•
Certain entities affiliated with L. John Doerr, one of the managing directors of KPCB GGF Associates, LLC, an stockholder beneficially owning in excess of 5% of our common stock, invested in our common stock pursuant to the securities purchase agreement.

•
In connection with the investment in our common stock by entities affiliated with Thurman John Rodgers pursuant to the securities purchase agreement dated January 9, 2017, Mr. Rogers was appointed to our Board and was also appointed as a member of the Compensation Committee and Nominating and Corporate Governance Committee of the Board.

Other Relationships
Each of Tennenbaum Energy Opportunities Co, LLC, Tennenbaum Special Situations IX-O, L.P., Tennenbaum Special Situations IX-C, L.P., Tennenbaum Special Situations IX-A, L.P. and Tennenbaum Senior Loan Fund IV-B, LP are Lenders pursuant to the Loan Agreement. The term loans provided for under the Loan Agreement are secured by a first-priority security interest on substantially all assets of Enphase.
Except with respect to the foregoing, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us.
PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.
In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
We are required to pay certain fees and expenses incurred by us incident to the registration of the Private Placement Shares and the Warrant Shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.
The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.
With respect to the Private Placement Shares and the Warrant Shares, we agreed to cause the registration statement of which this prospectus is a part to remain effective until the date on which all of the shares registered for resale under the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.
Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
VALIDITY OF COMMON STOCK
The validity of the common stock being offered hereby has been passed upon for us by Cooley LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock the selling stockholders are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by the selling stockholders under this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Enphase. The SEC’s Internet site can be found at www.sec.gov. We maintain a website at www.enphase.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35480):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 16, 2017;

•	our Current Reports on Form 8-K which were filed on January 6, 2017, January 10, 2017, January 30, 2017, and February 16, 2017;

•
the description of our common stock in our registration statement on Form 8-A filed with the SEC on March 28, 2012, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Enphase Energy, Inc.
1420 N. McDowell Blvd
Petaluma, CA 94954
(707) 774-7000
Attn: Legal Department